             As filed with the Securities and Exchange Commission
                              on August 30, 1996

                                              Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       Boston Communications Group, Inc.
            (Exact name of registrant as specified in its charter)

             Massachusetts                            04-3026859
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)              Identification Number)

              100 Sylvan Road
            Woburn, Massachusetts                    01801
       (Address of Principal Executive Offices)    (Zip Code)

                   NON-QUALIFIED STOCK OPTIONS PURSUANT TO
                           WRITTEN OPTION AGREEMENTS
                           (Full title of the Plan)

                              Mr. George K. Hertz
                     President and Chief Executive Officer
                       Boston Communications Group, Inc.
                                100 Sylvan Road
                         Woburn, Massachusetts  01801
                     (Name and address of agent for service)

                                (617) 692-7000
         (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                                                    Proposed          Proposed
                                                                    maximum            maximum
                                                      Amount        offering          aggregate         Amount of
Title of securities                                   to be           price           offering         registration
to be registered                                    registered      per share           price              fee
Common Stock, $0.001 par value per share         653,278 shares(1)  $15.375(2)    $10,044,149.25(2)     $3,463.42
- --------------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the aggregate number of shares of Common Stock underlying non-qualified options granted to the following employees of the Registrant pursuant to written option agreements:

           Optionee           Date of Grant     Number of Shares

      George Hertz               2/6/96              522,624
      Frederick von Mering       2/6/96              130,654



(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by the Nasdaq National Market on August 26, 1996, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                                 Page 1 of ___ pages
                          Exhibit Index begins on page ___

      PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I of Form S-8 is included in documents sent or given to holders of non-qualified stock options represented by written option agreements to purchase shares of Common Stock, $.01 per value per shares, of Boston Communications Group, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended
      (the "Securities Act").


      PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Item 3.  Incorporation of Certain Documents by Reference

              The Registrant is subject to the informational and reporting requirements of Section 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

              (1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) The description of the Common Stock, $.01 par value per share, of the Registrant (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


           Item 4.  Description of Securities

              Not applicable.

           Item 5.  Interests of Named Experts and Counsel

              Not applicable.

           Item 6.  Indemnification

              Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

              The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.
              Item 7.  Exemption from Registration Claimed

                   Not applicable.

              Item 8.  Exhibits

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

              Item 9.  Undertakings

              1.   The Registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 26th day of August, 1996.


                                       BOSTON COMMUNICATIONS GROUP, INC.



                                       By: /s/ George K. Hertz
                                           George K. Hertz
                                           President and Chief
                                           Executive Officer



                                  POWER OF ATTORNEY

              We, the undersigned officers and directors of Boston Communications Group, Inc. hereby severally constitute and appoint George K. Hertz, Frederick E. von Mering and Thomas L. Barrette, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              WITNESS our hands and common seal on the date set forth below.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 26, 1996.

           Signature                     Title



/s/ George K. Hertz               President and Chief
George K. Hertz                   Executive Officer


/s/ Frederick E. von Mering       Vice President - Finance
Frederick E. von Mering           and Administration (Principal
                                  Financial and Accounting
                                  Officer)


/s/ Paul J. Tobin                 Chairman of the Board
Paul J. Tobin                     of Directors


/s/ Brian E. Boyle                Vice Chairman of the
Brian E. Boyle                    Board of Directors


/s/ Jerrold D. Adams              Director
Jerrold D. Adams


/s/ Craig L. Burr                 Director
Craig L. Burr


/s/ James L. McLean               Director
James L. McLean


/s/ Paul R. Gudonis               Director
Paul R. Gudonis

                                    Exhibit Index


    Exhibit
    Number       Description                                         Page

       4.1       Restated Articles of Organization.  (1)             --

       4.2       By-laws.  (2)                                       --

       4.3       Specimen Certificate of Common Stock                --
                 of the Registrant.  (3)

       5.1       Opinion of Hale and Dorr

      23.1       Consent of Hale and Dorr
                 (included in Exhibit 5.1)                           --

      23.2       Consent of Ernst & Young LLP

      23.3       Consent of Ernst & Young LLP

      24.1       Power of Attorney (included on the signature        --
                 page of this Registration Statement)

______________________
(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No.
     333-11139).

(2) Incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File
     No. 333-4128).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File
     No. 333-4128).